UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

iAnthus Capital Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56228	98-1360810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 King Street West Suite 314
Toronto, Ontario		M5H 3S6
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 518-9418

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) (d) Effective July 17, 2023, iAnthus Capital Holdings, Inc. (the “Company”) appointed Richard Proud as the Company’s Chief Executive Officer (the “CEO”) and as a member of the Company’s Board of Directors (the “Board”). Effective immediately upon Mr. Proud’s appointment as the CEO, the tenure of Robert Galvin as the Company’s Interim Chief Executive Officer concluded. Mr. Galvin will continue in his position as the Company’s Interim Chief Operating Officer.

(c) (d) Mr. Proud possesses nearly 20 years of experience in growing businesses through his expertise in retail, wholesale, merchandising and planning strategies, most recently having served as the Executive Vice President of Revenue for Curaleaf. Prior to Curaleaf, Mr. Proud served as Vice President of Merchandise Planning, Allocation and Product Strategy for Groupe Dynamite, an international female fashion apparel company, Senior Director of Merchandise Planning for American Signatures, Inc., a leading furniture retailer in the United States, and Senior Director of Merchandise Planning for Abercrombie & Fitch Co., an international fashion apparel company.

In connection with his appointment as the CEO, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Proud, effective July 17, 2023 (the “Effective Date”). Pursuant to the Employment Agreement, Mr. Proud will receive an annual base salary of $475,000 and a one-time signing bonus in an amount equal to $100,000. Beginning on April 15, 2024 (with respect to 2023), Mr. Proud will be eligible to receive an annual incentive cash bonus based upon performance-based criteria established by the Board and Mr. Proud, subject to a guaranteed incentive bonus in the amount of $237,500 for each of Mr. Proud’s first two years of employment. Except as provided below, Mr. Proud must be employed on the bonus payment date to be eligible to receive the bonus for the applicable year.

Within five business days of the Effective Date (the “Grant Date”), pursuant to the Employment Agreement, Mr. Proud will be entitled to receive restricted stock units (“RSUs”) with respect to the common shares of the Company, equal to three percent (3%) of the common shares of the Company (on a fully diluted basis) outstanding as of the Grant Date (the “Initial RSU Award”). The Initial RSU Award will be subject to the terms and conditions of the Company’s Amended and Restated Omnibus Incentive Plan and related equity award agreement. The RSUs subject to the Initial RSU Award will vest in three equal annual installments on the first three anniversaries of the Grant Date, contingent on Mr. Proud remaining employed through each vesting date. The RSUs subject to the Initial RSU Award will immediately fully vest upon the consummation of a Change of Control (as defined in the Employment Agreement).

In the event of a Change of Control, either while Mr. Proud is employed or during the first 12 months after the Company terminates Mr. Proud’s employment without Cause (as defined in the Employment Agreement), or Mr. Proud resigns for Good Reason (as defined in the Employment Agreement), then he shall be entitled to receive the following upon the consummation of the Change of Control (subject to his execution and delivery of a general release): (i) a lump-sum cash payment equal to the sum of (A) Mr. Proud’s then current base-salary for 18 months and (B) the amount of any annual incentive bonus paid to Mr. Proud in the 12 months preceding the consummation of the Change of Control and (ii) a fully vested grant of RSUs with an aggregate fair market value equal to $475,000, based on the closing public market price per share on the grant date.

In the event that the Company terminates Mr. Proud’s employment due to his death or disability, all unvested and outstanding RSUs held by Mr. Proud shall be accelerated and become fully vested on the date of such termination. In the event that the Company terminates Mr. Proud’s employment for any reason other than Cause, death or disability, or if Mr. Proud resigns for Good Reason, then he shall be entitled to receive the following: (i) to the extent unvested, all RSUs subject to the Initial RSU Award held by Mr. Proud shall be accelerated and become fully vested on the date of termination; (ii) a lump sum cash payment equal to the sum of 12 months of his then base salary (provided that if such termination of employment is less than 180 days after a Change of Control, then Mr. Proud shall not be entitled to any such payment); (iii) payment of any accrued and unpaid base salary and unreimbursed business expenses through the termination date; and (iv) if Mr. Proud elects continuation coverage pursuant to COBRA under the Company’s group health plan, the Company shall pay Mr. Proud’s COBRA premiums for such coverage until the earlier of (A) 12 months following the date of Mr. Proud’s termination of employment, or (B) the date upon which Mr. Proud accepts new employment that offers him medical benefits. The foregoing severance benefits are subject to, among other things, Mr. Proud’s execution and delivery of a general release.

In addition to the foregoing, the Employment Agreement includes covenants prohibiting Mr. Proud from, inter alia, (i) disclosing certain confidential information, and (ii) soliciting employees, contractors, consultants, vendors, clients and prospective clients of the Company or its affiliates.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2023.

The selection of Mr. Proud to serve as the CEO and a member of the Board was not made pursuant to any arrangement or understanding between Mr. Proud and any other person. Mr. Proud has no familial relationships with any executive officer or director of the Company. There have been no related party transactions in which the Company has participated and in which Mr. Proud had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On July 17, 2023, the Company issued a press release announcing the appointment of Mr. Proud as the CEO and as a member of the Board, and the conclusion of Mr. Galvin’s tenure as the Company’s Interim Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IANTHUS CAPITAL HOLDINGS, INC.

Date:	July 17, 2023	By:	/s/ Richard Proud
Richard Proud Chief Executive Officer